Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Katie Strohacker, Director of Investor Relations (617) 796-8251 www.ta-petro.com

TravelCenters of America LLC Announces Second Quarter 2015 Results
Fuel Volume Up 3.4%, Nonfuel Revenue Up 9.6%
Pending Acquisitions to Increase C-Store Business to Over 200 Locations
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Westlake, OH (August 6, 2015): TravelCenters of America LLC (NYSE: TA) today announced financial results for the three and six months ended June 30, 2015.
The following results reflect the operations of 252 travel centers and 79 gasoline stations/convenience stores in 43 U.S. states and in Canada, operated primarily under the “TravelCenters of America”, or “TA”, “Petro” and “Minit Mart” brand names:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share and percentage amounts)	2015	2014	2015	2014
Revenues	$1,582,883	$2,076,109	$2,990,584	$4,043,418
Income before income taxes	5,258	22,622	30,682	22,841
Net income	3,772	13,634	19,501	13,831

Net income per share:
Basic and diluted	$0.10	$0.36	$0.51	$0.37

Supplemental Data:
Total fuel sales volume (gallons)	534,796	517,205	1,035,405	1,012,052
Total fuel revenues	$1,125,086	$1,658,172	$2,128,253	$3,247,818
Fuel gross margin	96,287	99,123	208,674	191,440

Total nonfuel sales	$454,630	$414,854	$856,140	$789,520
Nonfuel gross margin	246,340	222,887	469,428	429,137
Nonfuel gross margin percentage	54.2%	53.7%	54.8%	54.4%

Adjusted EBITDA (1)	$39,992	$43,272	$90,064	$63,909
Adjusted EBITDAR (1)	93,300	97,003	198,976	171,844

(1)
A reconciliation of earnings before interest, taxes, depreciation and amortization, and loss on extinguishment of debt, or Adjusted EBITDA, and Adjusted EBITDA excluding rent expense, or Adjusted EBITDAR, from net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, appears in the supplemental data below.

Business Commentary
Fuel volume for the 2015 second quarter increased by 17.6 million gallons, or 3.4%, compared to the 2014 second quarter due in part (2.3%) to sites acquired since the beginning of the 2014 second quarter and in part (1.1%) due to increased same site fuel volume. Fuel revenue for the 2015 second quarter declined by $533.1 million, or 32.1%, primarily due to the significantly lower market prices for fuel in 2015 than in the 2014 second quarter. Fuel gross margin per gallon for the 2015 second quarter decreased to $0.180 compared to $0.192 for the 2014 second quarter. In total, fuel gross margin for the 2015 second quarter declined by $2.8 million, or 2.9%, as compared to the 2014 second quarter.
Nonfuel revenue for the 2015 second quarter increased by $39.8 million, or 9.6%, compared to the 2014 second quarter primarily due to a $25.6 million, or 6.2%, increase on a same site basis.
Adjusted EBITDA for the 2015 second quarter decreased by $3.3 million to $40.0 million compared to the 2014 second quarter. Adjusted EBITDAR for the 2015 second quarter decreased by $3.7 million to $93.3 million compared to the 2014 second quarter. These decreases in Adjusted EBITDA and Adjusted EBITDAR were primarily a result of the decline in fuel gross margin.
Net income for the 2015 second quarter was $3.8 million, or $0.10 per share. This reflected a $9.9 million, or $0.26 per share, decrease from net income for the 2014 second quarter. Net income for the 2015 second quarter was affected by a $10.5 million loss on extinguishment of debt recognized as part of TA's accounting for the lease amendment and related transactions completed in June 2015, as described below, and the decline in fuel margin described above. Net income for the 2015 second quarter was also impacted by acquisition costs, and site staff training and other integration costs primarily associated with the 47 sites that TA acquired during the first half of 2015.
Financial results for the 112 locations (36 travel centers and 76 gasoline stations/convenience stores) TA has acquired from 2011 through the second quarter of 2015 continued to improve as the capital improvements at those locations were completed and their operations continued to stabilize. Capital improvements to recently purchased travel centers are often substantial and require a long period of time to plan, design, permit and complete, and once improvements are completed the improved travel centers require a period of time to produce stabilized financial results. TA estimates that the travel centers it acquires generally will reach stabilization in approximately the third year after acquisition and that the gasoline stations/convenience stores it acquires generally will reach stabilization in approximately one year after acquisition, but actual results can vary widely from these estimates due to many factors, some of which are outside TA’s control. The 112 acquired locations generated gross revenues in excess of cost of goods sold and site level operating expenses as set forth in the following tables:

(amounts in thousands, except numbers of properties)	Travel Centers	Gasoline Stations / Convenience Stores	Three Months Ended June 30,
			2015	2014
Properties acquired in 2011	6	—	$3,023	$3,858
Properties acquired in 2012	14	—	5,317	5,434
Properties acquired in 2013	10	31	6,191	4,646
Properties acquired in 2014	4	—	1,282	52
Properties acquired in 2015	2	45	132	—
Total	36	76	$15,945	$13,990

(amounts in thousands, except numbers of properties)	Travel Centers	Gasoline Stations / Convenience Stores	Twelve Months Ended June 30,
			2015	2014
Properties acquired in 2011	6	—	$16,635	$13,693
Properties acquired in 2012	14	—	22,561	17,312
Properties acquired in 2013	10	31	23,253	9,832
Properties acquired in 2014	4	—	6,262	(146)
Properties acquired in 2015	2	45	(442)	—
Total	36	76	$68,269	$40,691

The amounts presented in the above tables are the amounts recognized during the periods presented (from the beginning of the period shown, or if later, the dates TA began to operate the properties for its own account).
Thomas M. O’Brien, TA’s CEO, made the following statement regarding the 2015 second quarter results:
“Our 2015 second quarter results reflect three key achievements which I believe support my positive view of TA's long term prospects and business plans to grow both by expanding the number of locations TA operates and by aggressive management of current operations.
"First, our previously announced transactions with Hospitality Properties Trust, or HPT, are expected to provide the funding not only for our pending acquisitions, but also for our currently planned new travel center development program. The recent agreements with HPT also provided TA with long term operating control of all of the properties we lease from HPT.
"Second, our plan to expand by opening new locations is moving at an accelerated pace. During the first half of 2015, TA acquired 45 gasoline stations/convenience stores and two travel centers. Our currently pending acquisitions include 121 gasoline stations/convenience stores. Our planned development projects include five state of the art travel centers, which we expect may cost over $100 million; and long term funding for these costs has already been arranged.
"Third, our operating results reflect continued strength in fuel margins. Although we were unable to match the total fuel margin result of the 2014 second quarter, we did grow same site volume by 1.1% as compared to the 2014 second quarter, overcoming continued fuel conservation efforts by our trucking industry customers. Also, our same site results show the increasing strength of our nonfuel operations: nonfuel gross margin grew 8.4%.
"I appreciate that some investors may be disappointed by the impact that certain short term events have had on our second quarter financial results: a $10.5 million loss on debt extinguishment; acquisition costs, staff training and other integration costs associated with recent acquisitions; and the earliest months of results for recently acquired locations that do not yet reflect our longer term expectations; however, I continue to firmly believe in TA's future prospects."

Investment Activity
Agreements with Hospitality Properties Trust
On June 1, 2015, TA entered into a series of agreements with HPT, pursuant to which, among other things, (i) TA and HPT amended and restated a prior lease that included 144 properties into four leases that will include 158 properties, with initial lease terms ending in 2026, 2028, 2029 and 2030 plus two 15 year renewal periods at TA's option; (ii) TA agreed to sell for $279.4 million to HPT 14 travel centers owned by TA and certain assets TA owned at 11 properties that TA leases from HPT and TA agreed to lease back these properties from HPT; (iii) TA agreed to purchase from HPT for $45.0 million five travel centers that TA then leased from HPT; and (iv) TA agreed to sell to HPT five travel centers upon the completion of their development, which is expected to be before June 30, 2017, at a purchase price equal to their development costs, estimated to be no more than $118.0 million in the aggregate, and TA agreed to lease back these development properties.
During the six months ended June 30, 2015, TA sold, for $227.9 million, 12 owned travel centers and TA owned assets at 10 properties currently leased from HPT and purchased five travel centers from HPT for $45.0 million. The sale by TA, for $51.5 million, of the remaining two owned travel centers and TA owned assets at one property leased from HPT is expected to close by December 31, 2015.
As of June 30, 2015, TA leased a total of 191 properties from HPT for total annual minimum rent of $244.9 million.

Acquisition and Development Activity
During the six months ended June 30, 2015, TA acquired two travel centers for an aggregate of $5.9 million and 45 gasoline stations/convenience stores for an aggregate of $62.9 million, in each case excluding the cost of working capital assets acquired and fuel storage tank asset retirement obligations assumed.
During the third quarter of 2015 to date, TA has completed the purchase of one travel center and two gasoline stations/convenience stores for an aggregate of $7.7 million and TA currently has agreements to acquire an additional 121 gasoline stations/convenience stores for an aggregate of $226.4 million. These 124 sites are located in Colorado (3), Illinois (33), Kansas (15), Kentucky (34), Missouri (21), Ohio (10), and Wisconsin (8). TA currently intends to continue to selectively acquire additional travel centers and gasoline stations/convenience stores and to otherwise expand its business.
As of June 30, 2015, TA had underway the construction of three travel centers and has plans to develop an additional two travel centers. These five development properties are on land parcels TA owns and the total estimated remaining development costs of these five travel centers as of June 30, 2015, was $82.6 million. TA expects development of these five travel centers, which upon completion will be sold to and leased back from HPT, to be completed before June 30, 2017.
The table below shows the number of properties acquired by year, the amounts TA has invested in these properties through June 30, 2015, and the total estimated additional amounts TA currently intends to invest in the near term in these properties.

(amounts in thousands, except number of properties)	Properties	Acquisition Cost	Renovation Cost Incurred Through June 30, 2015	Remaining Estimated Renovation Costs	Total Acquisition and Renovation Costs
Travel centers acquired
2011	6	$36,333	$47,737	$—	$84,070
2012	14	46,910	33,603	—	80,513
2013	10	44,887	44,403	12,445	101,735
2014	4	27,557	10,226	16,904	54,687
First half of 2015	2	5,921	911	10,999	17,831
Total	36	$161,608	$136,880	$40,348	$338,836

Gasoline stations/convenience stores acquired	Properties	Acquisition Cost	Renovation Cost Incurred Through June 30, 2015	Remaining Estimated Renovation Costs	Total Acquisition and Renovation Costs
2013	31	$66,491	$—	$—	$66,491
2014	—	—	—	—	—
First half of 2015	45	62,925	4,536	8,171	75,632
Total	76	$129,416	$4,536	$8,171	$142,123

Supplemental Data
In addition to the historical financial results prepared in accordance with GAAP, TA furnishes supplemental data that it believes may help investors better understand TA’s business. Included in this supplemental data is same site operating data for the locations that were operated by TA continuously since the beginning of the earliest applicable period presented and operating data for those sites that TA acquired since the beginning of 2011. A presentation of Adjusted EBITDA and Adjusted EBITDAR, and a reconciliation that shows the calculation of Adjusted EBITDA and Adjusted EBITDAR from net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, and the reasons why management believes the presentation of these measures provides useful information to investors, also appears in the supplemental data.

Conference Call:
On Thursday, August 6, 2015, at 10:00 a.m. Eastern Time, TA will host a conference call to discuss its financial results and other activities for the three months ended June 30, 2015. Following management’s remarks, there will be a question and answer period.
The conference call telephone number is 877-329-4614. Participants calling from outside the United States and Canada should dial 412-317-5437. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available for about a week after the call. To hear the replay, dial 412-317-0088. The replay pass code is 10068839.
A live audio webcast of the conference call will also be available in a listen only mode on TA’s web site at www.ta-petro.com. To access the webcast, participants should visit TA’s web site about five minutes before the call. The archived webcast will be available for replay on TA’s web site for about one week after the call. The transcription, recording and retransmission in any way of TA’s second quarter conference call is strictly prohibited without the prior written consent of TA. The Company’s website is not incorporated as part of this press release.
About TravelCenters of America LLC:
TA’s travel centers operate under the “TravelCenters of America”, “TA”, “Petro Stopping Centers” and “Petro” brand names and offer diesel and gasoline fueling, restaurants, truck repair facilities, travel/convenience stores and other services. TA’s nationwide business includes travel centers located in 43 U.S. states and in Canada. TA also operates retail gasoline stations/convenience stores principally under the “Minit Mart” brand name.
WARNING CONCERNING FORWARD LOOKING STATEMENTS
THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER TA USES WORDS SUCH AS ‘‘BELIEVE’’, ‘‘EXPECT’’, ‘‘ANTICIPATE’’, ‘‘INTEND’’, ‘‘PLAN’’, ‘‘ESTIMATE’’ OR SIMILAR EXPRESSIONS, TA IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON TA’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. AMONG OTHERS, THE FORWARD LOOKING STATEMENTS WHICH APPEAR IN THIS PRESS RELEASE THAT MAY NOT OCCUR INCLUDE STATEMENTS THAT:

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TA HAS INVESTED OR EXPECTS TO INVEST TO ACQUIRE AND IMPROVE TRAVEL CENTERS AND GASOLINE STATIONS/CONVENIENCE STORES. TA EXPECTS THAT THESE PROPERTIES WILL PRODUCE STABILIZED FINANCIAL RESULTS SOMETIME AFTER TA MAKES THESE INVESTMENTS. THESE STATEMENTS MAY IMPLY THAT TA’S EXPECTED STABILIZATION OF THE ACQUIRED SITES IN FACT WILL BE REALIZED AND WILL RESULT IN INCREASES IN TA’S ADJUSTED EBITDA, ADJUSTED EBITDAR, OPERATING INCOME AND NET INCOME IN THE FUTURE. HOWEVER, MANY OF THE LOCATIONS TA HAS ACQUIRED PRODUCED OPERATING RESULTS THAT CAUSED THE PRIOR OWNERS TO EXIT THESE BUSINESSES AND TA’S ABILITY TO OPERATE THESE LOCATIONS PROFITABLY DEPENDS UPON MANY FACTORS, SOME OF WHICH ARE BEYOND TA’S CONTROL, SUCH AS THE LEVEL OF DEMAND FOR TA’S GOODS AND SERVICES ARISING FROM THE U.S. ECONOMY. ALSO, TA’S FUTURE ADJUSTED EBITDA, ADJUSTED EBITDAR, OPERATING INCOME AND NET INCOME WILL DEPEND UPON MANY FACTORS IN ADDITION TO THE RESULTS REALIZED FROM TA’S ACQUIRED SITES. ACCORDINGLY, FUTURE ADJUSTED EBITDA, ADJUSTED EBITDAR, OPERATING INCOME AND NET INCOME MAY NOT INCREASE BUT INSTEAD MAY DECLINE OR TA MAY EXPERIENCE LOSSES;

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TA'S OPERATING RESULTS REFLECT AN INCREASE IN THE VOLUME OF FUEL SALES. THIS MAY IMPLY THAT TA'S FUEL SALES VOLUME WILL CONTINUE IMPROVING AND THAT TA'S FUEL MARGIN WILL IMPROVE. HOWEVER, FUEL PRICES HAVE HISTORICALLY BEEN VOLATILE. CUSTOMER DEMAND, FUEL CONSERVATION MEASURES AND COMPETITIVE CONDITIONS AMONG OTHER FACTORS, SIGNIFICANTLY IMPACT TA'S FUEL SALES VOLUME AND FUEL MARGINS AND MANY OF THESE FACTORS ARE OUTSIDE TA'S CONTROL. TA'S FUEL SALES VOLUME AND FUEL MARGINS MAY DECLINE FROM ITS RECENT LEVELS;

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TA’S OPERATING RESULTS REFLECT INCREASES IN NONFUEL SALES AND MARGINS, INCLUDING ON A SAME SITE BASIS. THIS MAY IMPLY THAT TA'S NONFUEL SALES AND MARGINS WILL CONTINUE TO IMPROVE. HOWEVER, TA’S COSTS FOR ITS NONFUEL PRODUCTS MAY INCREASE IN THE FUTURE BECAUSE OF INFLATION OR OTHER REASONS. IF TA IS NOT ABLE TO PASS ANY INCREASED NONFUEL COSTS TO ITS CUSTOMERS, IF TA’S NONFUEL SALES VOLUMES DECLINE OR IF TA’S NONFUEL SALES MIX CHANGES IN A MANNER THAT NEGATIVELY IMPACTS TA’S NONFUEL MARGINS, TA’S NONFUEL SALES AND MARGINS MAY DECLINE;

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TA HAS MADE ACQUISITIONS, HAS AGREED TO MAKE ADDITIONAL ACQUISITIONS AND INTENDS TO BUILD NEW TRAVEL CENTERS ON LAND THAT IT OWNS. IMPLICATIONS OF THESE STATEMENTS MAY BE THAT THESE ACQUISITIONS AND DEVELOPMENT PROJECTS WILL BE COMPLETED AND THAT THEY WILL IMPROVE TA’S FUTURE PROFITABILITY. HOWEVER, THESE ACQUISITIONS ARE SUBJECT TO CONDITIONS AND MAY NOT BE COMPLETED OR MAY BE DELAYED OR THEIR COSTS AND OTHER TERMS MAY CHANGE. THERE ARE MANY FACTORS THAT MAY RESULT IN TA NOT BEING ABLE TO ACQUIRE, RENOVATE AND DEVELOP ADDITIONAL LOCATIONS AT PRICES OR COSTS THAT YIELD SUFFICIENT RETURNS, INCLUDING COMPETITION FOR SUCH ACQUISITIONS FROM OTHER BUYERS, TA’S INABILITY TO NEGOTIATE ACCEPTABLE PURCHASE TERMS AND THE POSSIBILITY THAT TA NEEDS TO USE ITS AVAILABLE FUNDS FOR OTHER PURPOSES. TA MAY DETERMINE TO DELAY OR NOT TO PROCEED WITH THE DEVELOPMENT PROJECTS. ALTHOUGH TA HAS AGREEMENTS WITH HPT TO PURCHASE AND LONG TERM LEASE THE DEVELOPMENT PROPERTIES, HPT'S PURCHASES ARE SUBJECT TO CONDITIONS AND THOSE CONDITIONS MAY NOT BE SATISFIED. ALSO, TA'S DEVELOPMENT COSTS COULD EXCEED THE MAXIMUM AMOUNT HPT HAS AGREED TO FUND. MOREOVER, MANAGING AND INTEGRATING ACQUIRED LOCATIONS AND DEVELOPMENT PROJECTS CAN BE DIFFICULT, TIME CONSUMING AND/OR MORE EXPENSIVE THAN ANTICIPATED AND IT WILL INVOLVE RISKS OF FINANCIAL LOSSES. TA MAY NOT OPERATE ITS ACQUIRED OR NEWLY DEVELOPED LOCATIONS AS PROFITABLY AS IT NOW EXPECTS;

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TA CURRENTLY PLANS TO INVEST TO RENOVATE PROPERTIES ACQUIRED SINCE THE BEGINNING OF 2013 AND TA HAS ENTERED AGREEMENTS TO ACQUIRE ADDITIONAL TRAVEL CENTERS AND GASOLINE STATIONS/CONVENIENCE STORES. AN IMPLICATION OF THESE STATEMENTS MAY BE THAT TA HAS SUFFICIENT CAPITAL TO MAKE THE CAPITAL INVESTMENTS TA HAS IDENTIFIED AS WELL AS OTHERS THAT IT HAS NOT YET IDENTIFIED. HOWEVER, THERE CAN BE NO ASSURANCE THAT TA WILL HAVE SUFFICIENT FUNDING FOR FUTURE CAPITAL INVESTMENTS OR ACQUISITIONS. TA’S BUSINESS REQUIRES LARGE AMOUNTS OF CAPITAL INVESTMENT TO MAINTAIN THE COMPETITIVENESS OF TA’S LOCATIONS AND TO GROW TA'S BUSINESS. THE AMOUNT AND TIMING OF CAPITAL EXPENDITURES ARE OFTEN DIFFICULT TO PREDICT. SOME CAPITAL PROJECTS COST MORE THAN ANTICIPATED. CURRENTLY UNANTICIPATED PROJECTS THAT TA MAY BE REQUIRED TO COMPLETE IN THE FUTURE, AS A RESULT OF GOVERNMENT PROGRAMS OR REGULATION, ADVANCES OR CHANGES MADE BY TA’S COMPETITION, DEMANDS OF TA’S CUSTOMERS, OR FOR OTHER REASONS, MAY ARISE AND CAUSE TA TO SPEND MORE OR LESS THAN CURRENTLY ANTICIPATED. SOME CAPITAL PROJECTS TAKE MORE TIME TO COMPLETE THAN ANTICIPATED. AS A RESULT OF MARKET CONDITIONS OR OTHER CONSIDERATIONS, TA MAY DEFER CERTAIN CAPITAL PROJECTS AND SUCH DEFERRAL MAY HARM TA’S BUSINESS OR REQUIRE IT TO MAKE LARGER CAPITAL EXPENDITURES IN THE FUTURE. ADDITIONALLY, TA MAY BE UNABLE TO ACCESS REASONABLY PRICED CAPITAL TO FUND SUCH INVESTMENTS;

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TA ENTERED INTO AGREEMENTS IN JUNE 2015 FOR VARIOUS TRANSACTIONS WITH HPT. THIS PRESS RELEASE STATES THAT THESE AGREEMENTS PROVIDED TA WITH LONG TERM OPERATING CONTROL OF ALL OF THE PROPERTIES TA LEASES FROM HPT. HOWEVER, TA’S RIGHTS TO OPERATE THESE PROPERTIES ARE SUBJECT TO CONDITIONS AND OBLIGATIONS UNDER TA’S VARIOUS AGREEMENTS WITH HPT. IF TA FAILS TO SATISFY THOSE CONDITIONS AND OBLIGATIONS, HPT MAY BE ABLE TO TERMINATE THOSE AGREEMENTS AND TA’S RIGHT TO OPERATE THOSE PROPERTIES;

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TA’S GROWTH STRATEGY TO SELECTIVELY ACQUIRE ADDITIONAL LOCATIONS AND BUSINESSES AND TO OTHERWISE GROW ITS BUSINESS MAY IMPLY THAT TA WILL BE ABLE TO IDENTIFY AND COMPLETE ADDITIONAL ACQUISITIONS, THAT IT WILL BE ABLE TO OTHERWISE GROW ITS BUSINESS AND THAT ANY ACQUISITIONS OR GROWTH INITIATIVES TA MAKES OR PURSUES WILL IMPROVE ITS PROFITABILITY. HOWEVER, TA MAY NOT SUCCEED IN IDENTIFYING OR ACQUIRING OTHER PROPERTIES AND BUSINESSES OR OTHERWISE GROWING ITS BUSINESS, AND ACQUISITIONS TA DOES MAKE AND OTHER GROWTH INITIATIVES IT MAY PURSUE MAY NOT IMPROVE ITS PROFITABILITY;

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TA HAS ENTERED AGREEMENTS TO PURCHASE 121 GASOLINE STATIONS/CONVENIENCE STORES. THESE ACQUISITIONS ARE SUBJECT TO CLOSING CONDITIONS. THESE CONDITIONS MAY NOT BE MET AND THESE TRANSACTIONS MAY NOT OCCUR, MAY BE DELAYED OR THEIR TERMS MAY CHANGE;

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UNDER TA'S RECENT AGREEMENTS WITH HPT, (1) TA HAS AGREED TO SELL TO, AND LEASE BACK FROM, HPT ADDITIONAL TRAVEL CENTERS AND CERTAIN ASSETS AND (2) TA AGREED TO SELL TO HPT FIVE FULL SERVICE TRAVEL CENTERS FOR DEVELOPMENT AND LAND COSTS, ESTIMATED TO BE UP TO $118 MILLION. TA'S AND HPT'S OBLIGATIONS UNDER THESE AGREEMENTS ARE SEPARATE CONTRACTUAL OBLIGATIONS THAT ARE SUBJECT TO VARIOUS TERMS AND CONDITIONS TYPICAL OF LARGE, COMPLEX REAL ESTATE TRANSACTIONS. SOME OF THESE TERMS AND CONDITIONS MAY NOT BE SATISFIED AND, AS A RESULT, SOME OF THESE TRANSACTIONS MAY BE DELAYED, MAY NOT OCCUR OR THE TERMS MAY CHANGE;

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TA’S PRESIDENT AND CEO HAS EXPRESSED IN THIS EARNINGS RELEASE HIS BELIEF IN THE LONG TERM FUTURE PROSPECTS OF TA. THIS MAY IMPLY THAT TA’S BUSINESS WILL CONTINUE TO GROW AND THAT ITS PROFITABILITY WILL IMPROVE IN THE FUTURE. HOWEVER, TA’S BUSINESS IS SUBJECT TO VARIOUS RISKS, INCLUDING RISKS THAT ARE BEYOND TA’S CONTROL. THERE CAN BE NO ASSURANCE THAT TA WILL BE ABLE TO SUCCESSFULLY GROW OR THAT ITS PROFITABILITY WILL IMPROVE; AND

THESE AND OTHER UNEXPECTED RESULTS MAY BE CAUSED BY VARIOUS FACTORS, SOME OF WHICH ARE BEYOND TA’S CONTROL, INCLUDING:

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THE TREND TOWARDS IMPROVED FUEL EFFICIENCY OF MOTOR VEHICLE ENGINES AND OTHER FUEL CONSERVATION PRACTICES EMPLOYED BY TA’S CUSTOMERS MAY CONTINUE TO REDUCE THE DEMAND FOR FUEL AND MAY ADVERSELY AFFECT TA’S BUSINESS;

•	COMPETITION WITHIN THE TRAVEL CENTER AND CONVENIENCE STORE INDUSTRIES MAY ADVERSELY IMPACT TA'S FINANCIAL RESULTS;

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FUTURE INCREASES IN FUEL PRICES MAY REDUCE THE DEMAND FOR THE PRODUCTS AND SERVICES THAT TA SELLS BECAUSE HIGH FUEL PRICES MAY ENCOURAGE FUEL CONSERVATION, DIRECT FREIGHT BUSINESS AWAY FROM TRUCKING OR OTHERWISE ADVERSELY AFFECT THE BUSINESS OF TA’S CUSTOMERS;

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FUTURE COMMODITY FUEL PRICE INCREASES, FUEL PRICE VOLATILITY OR OTHER FACTORS MAY CAUSE TA TO NEED MORE WORKING CAPITAL TO MAINTAIN ITS INVENTORIES AND CARRY ITS ACCOUNTS RECEIVABLE THAN TA NOW EXPECTS;

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TA’S SUPPLIERS MAY BE UNWILLING OR UNABLE TO MAINTAIN TA’S CURRENT CREDIT TERMS FOR PURCHASES. IF TA IS UNABLE TO PURCHASE GOODS ON REASONABLE CREDIT TERMS, TA’S REQUIRED WORKING CAPITAL MAY INCREASE AND TA MAY INCUR MATERIAL LOSSES. ALSO, IN TIMES OF RISING FUEL AND NONFUEL PRICES, TA’S SUPPLIERS MAY BE UNWILLING OR UNABLE TO INCREASE THE CREDIT AMOUNTS THEY EXTEND TO TA, WHICH MAY INCREASE TA'S WORKING CAPITAL REQUIREMENTS. THE AVAILABILITY AND THE TERMS OF ANY CREDIT TA MAY BE ABLE TO OBTAIN ARE UNCERTAIN;

•	ACQUISITIONS AND PROPERTY DEVELOPMENTS MAY SUBJECT TA TO GREATER RISKS THAN TA’S CONTINUING OPERATIONS, INCLUDING THE ASSUMPTION OF UNKNOWN LIABILITIES;

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MOST OF TA’S TRUCKING COMPANY CUSTOMERS TRANSACT BUSINESS WITH TA BY USE OF FUEL CARDS, MOST OF WHICH ARE ISSUED BY THIRD PARTY FUEL CARD COMPANIES. THE FUEL CARD INDUSTRY HAS ONLY A FEW SIGNIFICANT PARTICIPANTS. FUEL CARD COMPANIES FACILITATE PAYMENTS TO TA AND CHARGE TA FEES FOR THESE SERVICES. COMPETITION, OR LACK THEREOF, AMONG FUEL CARD COMPANIES MAY RESULT IN FUTURE INCREASES IN TA’S TRANSACTION FEE EXPENSES OR WORKING CAPITAL REQUIREMENTS, OR BOTH;

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COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS, ACCOUNTING RULES, TAX RATES, ENVIRONMENTAL REGULATIONS AND SIMILAR MATTERS MAY INCREASE TA'S OPERATING COSTS AND REDUCE OR ELIMINATE TA'S PROFITS;

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TA IS ROUTINELY INVOLVED IN LITIGATION. DISCOVERY AND COURT DECISIONS DURING LITIGATION OFTEN HAVE UNANTICIPATED RESULTS. LITIGATION IS USUALLY EXPENSIVE AND CAN BE DISTRACTING TO MANAGEMENT. TA CAN PROVIDE NO ASSURANCE AS TO THE OUTCOME OF ANY OF THE LITIGATION MATTERS IN WHICH IT IS OR MAY BECOME INVOLVED;

•	ACTS OF TERRORISM, GEOPOLITICAL RISKS, WARS, OUTBREAKS OF SO CALLED PANDEMICS OR OTHER MANMADE OR NATURAL DISASTERS BEYOND TA’S CONTROL MAY ADVERSELY AFFECT TA’S FINANCIAL RESULTS; AND

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ALTHOUGH TA BELIEVES THAT IT BENEFITS FROM ITS RELATIONSHIPS WITH ITS RELATED PARTIES, INCLUDING HPT, REIT MANAGEMENT & RESEARCH LLC, AFFILIATES INSURANCE COMPANY, AND OTHERS AFFILIATED WITH THEM. ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH RELATED PARTIES MAY PRESENT A CONTRARY PERCEPTION OR RESULT IN LITIGATION.

RESULTS THAT DIFFER FROM THOSE STATED OR IMPLIED BY TA’S FORWARD LOOKING STATEMENTS MAY ALSO BE CAUSED BY VARIOUS CHANGES IN TA’S BUSINESS OR MARKET CONDITIONS, AS DESCRIBED MORE FULLY IN TA’S PERIODIC REPORTS, INCLUDING TA’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2014, FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, OR “SEC”, AND TA’S QUARTERLY REPORT ON FORM 10-Q FOR THE PERIOD ENDED JUNE 30, 2015, WHICH HAS BEEN OR WILL BE FILED WITH THE SEC, UNDER “WARNING CONCERNING FORWARD LOOKING STATEMENTS,” AND “RISK FACTORS” AND ELSEWHERE IN THOSE REPORTS. COPIES OF TA’S PERIODIC REPORTS, ARE OR WILL BE AVAILABLE AT THE WEBSITE OF THE U.S. SECURITIES AND EXCHANGE COMMISSION: WWW.SEC.GOV.
YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS. EXCEPT AS REQUIRED BY LAW, TA UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

TRAVELCENTERS OF AMERICA LLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended June 30,
	2015	2014
Revenues:
Fuel	$1,125,086	$1,658,172
Nonfuel	454,630	414,854
Rent and royalties from franchisees	3,167	3,083
Total revenues	1,582,883	2,076,109

Cost of goods sold (excluding depreciation):
Fuel	1,028,799	1,559,049
Nonfuel	208,290	191,967
Total cost of goods sold	1,237,089	1,751,016

Operating expenses:
Site level operating	222,334	203,526
Selling, general and administrative	30,062	25,100
Real estate rent	53,308	53,731
Depreciation and amortization	18,116	15,797
Total operating expenses	323,820	298,154

Income from operations	21,974	26,939

Acquisition costs	1,127	149
Interest expense, net	5,087	4,168
Loss on extinguishment of debt	10,502	—
Income before income taxes	5,258	22,622
Provision for income taxes	2,515	9,673
Income from equity investees	1,029	685
Net income	$3,772	$13,634

Net income per share:
Basic and diluted	$0.10	$0.36
These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except per share data)

	Six Months Ended June 30,
	2015	2014
Revenues:
Fuel	$2,128,253	$3,247,818
Nonfuel	856,140	789,520
Rent and royalties from franchisees	6,191	6,080
Total revenues	2,990,584	4,043,418

Cost of goods sold (excluding depreciation):
Fuel	1,919,579	3,056,378
Nonfuel	386,712	360,383
Total cost of goods sold	2,306,291	3,416,761

Operating expenses:
Site level operating	427,918	403,097
Selling, general and administrative	57,678	51,896
Real estate rent	108,912	107,935
Depreciation and amortization	35,641	31,925
Total operating expenses	630,149	594,853

Income from operations	54,144	31,804

Acquisition costs	1,541	759
Interest expense, net	11,419	8,204
Loss on extinguishment of debt	10,502	—
Income before income taxes	30,682	22,841
Provision for income taxes	13,001	9,949
Income from equity investees	1,820	939
Net income	$19,501	$13,831

Net income per share:
Basic and diluted	$0.51	$0.37
These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	June 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$370,883	$224,275
Accounts receivable, net	126,666	96,478
Inventories	180,255	172,750
Other current assets	66,083	69,029
Total current assets	743,887	562,532

Property and equipment, net	732,938	765,828
Goodwill and intangible assets, net	57,205	54,550
Other noncurrent assets	43,376	42,264
Total assets	$1,577,406	$1,425,174

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$165,706	$123,084
Current HPT Lease Liabilities	35,185	31,637
Other current liabilities	147,812	112,417
Total current liabilities	348,703	267,138

Long term debt	230,000	230,000
Noncurrent HPT Lease liabilities	374,108	332,934
Other noncurrent liabilities	83,837	76,492
Total liabilities	1,036,648	906,564

Shareholders’ equity	540,758	518,610
Total liabilities and shareholders’ equity	$1,577,406	$1,425,174
These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC
CONSOLIDATED SUPPLEMENTAL DATA
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Calculation of Adjusted EBITDA and Adjusted EBITDAR(1):
Net income	$3,772	$13,634	$19,501	$13,831
Add: income taxes	2,515	9,673	13,001	9,949
Add: depreciation and amortization	18,116	15,797	35,641	31,925
Add: interest expense, net(2)	5,087	4,168	11,419	8,204
Add: loss on extinguishment of debt	10,502	—	10,502	—
Adjusted EBITDA	39,992	43,272	90,064	63,909
Add: real estate rent expense(3)	53,308	53,731	108,912	107,935
Adjusted EBITDAR	$93,300	$97,003	$198,976	$171,844

(1)
TA calculates Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, and loss on extinguishment of debt; and TA calculates Adjusted EBITDAR as Adjusted EBITDA plus rent. TA believes Adjusted EBITDA and Adjusted EBITDAR are useful indications of its operating performance and its ability to pay rent or service debt, make capital expenditures and expand its business. TA believes that Adjusted EBITDA and Adjusted EBITDAR are meaningful disclosures that may help investors to better understand its financial performance, including comparing its performance between periods and to the performance of other companies. This information should not be considered as an alternative to net income, income from operations, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP. Also, Adjusted EBITDA and Adjusted EBITDAR as presented may not be comparable to similarly titled amounts calculated by other companies.

(2)	Interest expense, net, included the following:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Interest related to TA’s Senior Notes and Credit Facility	$4,865	$2,699	$9,833	$5,379
Rent classified as interest	968	1,471	2,420	2,941
Amortization of deferred financing costs	229	170	456	339
Capitalized interest	(195)	(169)	(411)	(429)
Interest income	(937)	(47)	(1,032)	(84)
Other	157	44	153	58
Interest expense, net	$5,087	$4,168	$11,419	$8,204

TRAVELCENTERS OF AMERICA LLC
CONSOLIDATED SUPPLEMENTAL DATA
(in thousands)

(3)
Real estate rent expense recognized under GAAP differs from TA’s obligation to pay cash for rent under its leases. Cash paid under real property lease agreements was $61,229 and $58,232 during the three month periods ended June 30, 2015 and 2014, respectively, while the total rent amounts expensed during the three months ended June 30, 2015 and 2014, were $53,308 and $53,731, respectively. Cash paid under real property lease agreements was $121,366 and $116,064 for the six months ended June 30, 2015 and 2014, respectively, while the total rent amounts expensed during the six months ended June 30, 2015 and 2014, were and $108,912 and $107,935, respectively. GAAP requires recognition of minimum lease payments payable during the lease term in equal amounts on a straight line basis over the lease term. In addition, under GAAP, a portion of the rent TA paid to HPT is classified as interest expense and a portion of the rent payments to HPT is applied to amortize a sale leaseback financing obligation liability. Also, under GAAP, TA amortizes on a straight line basis as a reduction of rent expense the deferred tenant improvement allowance liability and deferred gains from sales of assets to HPT that TA leased back. A reconciliation of these amounts is as follows.

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Cash payments to HPT for rent	$58,857	$55,603	$116,373	$110,749
Rent paid to others (A)	2,372	2,629	4,993	5,315
Total cash payments under real property leases	61,229	58,232	121,366	116,064
Change in accrued estimated percentage rent	(293)	(21)	(397)	597
Adjustments to recognize rent expense on a straight line basis – HPT	(4,791)	(559)	(5,243)	(900)
Less sale leaseback financing obligation amortization	(432)	(594)	(1,068)	(1,183)
Less portion of rent payments recognized as interest expense	(968)	(1,471)	(2,420)	(2,941)
Less deferred tenant improvements allowance amortization	(1,442)	(1,692)	(3,134)	(3,384)
Amortization of deferred gain on sale leaseback transactions	(722)	(96)	(818)	(192)
Adjustments to recognize expense on a straight line basis for other leases	727	(68)	626	(126)
Total amount expensed as rent	$53,308	$53,731	$108,912	$107,935

(A)	Includes rent paid directly to HPT’s landlords under leases for properties TA subleases from HPT as well as rent related to properties TA leases from landlords other than HPT.

TRAVELCENTERS OF AMERICA LLC
SAME SITE OPERATING DATA
(in thousands, except for number of locations and percentage amounts)

SUPPLEMENTAL SAME SITE OPERATING DATA
The following table presents operating data for the periods noted for all of the locations in operation on June 30, 2015, that were operated by TA continuously since the beginning of the earliest applicable period presented, with the exception of four locations TA operates that are owned by a joint venture. This data excludes revenues and expenses that were not generated at locations TA operates, such as rents and royalties from franchisees, and corporate level selling, general and administrative expenses.

	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	Change	2015	2014	Change
Number of company operated locations	247	247	—	246	246	—

Fuel sales volume (gallons)	513,383	507,797	1.1%	998,162	992,370	0.6%

Fuel revenues	$1,078,178	$1,628,801	(33.8)%	$2,049,294	$3,187,114	(35.7)%
Fuel gross margin	92,995	97,573	(4.7)%	202,539	188,982	7.2%

Nonfuel revenues	$438,653	$413,009	6.2%	$829,029	$784,346	5.7%
Nonfuel gross margin	240,398	221,841	8.4%	458,851	426,582	7.6%
Nonfuel gross margin percentage	54.8%	53.7%	110pts	55.3%	54.4%	90pts

Total gross margin	$333,393	$319,414	4.4%	$661,390	$615,564	7.4%
Site level operating expenses	215,558	202,766	6.3%	416,538	400,666	4.0%
Site level operating expenses as a percentage of nonfuel revenues	49.1%	49.1%	—	50.2%	51.1%	(90)pts
Site level gross margin in excess of site level operating expense	$117,835	$116,648	1.0%	$244,852	$214,898	13.9%

TRAVELCENTERS OF AMERICA LLC
RECENTLY ACQUIRED SITE OPERATING DATA
(in thousands, except for number of locations and percentage amounts)

SUPPLEMENTAL RECENTLY ACQUIRED SITE DATA
The following table presents operating data for the periods noted for all of the properties that TA began to operate for its own account since the beginning of 2011, whether by way of acquisition from franchisees or others or takeover of operations upon termination of a franchisee sublease, from the beginning of the period shown or the date TA began to operate the properties for its own account, if later.

	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	Change	2015	2014	Change
Number of company operated locations	112	62	50	112	62	50

Total fuel sales volume (gallons)	83,029	68,725	20.8%	153,556	132,935	15.5%

Total fuel revenues	$173,001	$219,818	(21.3)%	$312,377	$423,279	(26.2)%
Total fuel gross margin	14,784	12,320	20.0%	31,604	23,668	33.5%

Total nonfuel revenues	84,905	62,739	35.3%	152,737	117,527	30.0%
Total nonfuel gross margin	39,184	29,176	34.3%	71,804	54,937	30.7%
Nonfuel gross margin percentage	46.2%	46.5%	(30)pts	47.0%	46.7%	30pts

Total gross margin	$53,968	$41,496	30.1%	$103,408	$78,605	31.6%
Site level operating expenses	38,023	27,506	38.2%	70,850	53,954	31.3%
Site level operating expenses as a percentage of nonfuel revenues	44.8%	43.8%	100pts	46.4%	45.9%	50pts
Site level gross margin in excess of site level operating expense	$15,945	$13,990	14.0%	$32,558	$24,651	32.1%

(End)